Exhibit 99.1

Kymera Therapeutics Announces First Quarter 2021 Financial Results and Provides a Business Update

Phase 1 trial of first-in-class oral IRAK4 degrader KT-474 initiated in February; on track to present human proof-of-biology data in 4Q 2021

Oncology degrader programs KT-413 and KT-333 expected to enter clinical development in 2H 2021

Watertown, Mass. (May 6, 2021) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today reported business highlights and financial results for the first quarter ended March 31, 2021.

“This month marks Kymera’s five-year anniversary, going from idea generation to clinical entry, and now towards becoming a fully integrated, best-in-class degrader medicines company,” said Nello Mainolfi, PhD, Co-Founder, President and CEO of Kymera Therapeutics. “This year, we have launched the first randomized, placebo-controlled Phase 1 trial with a heterobifunctional degrader in healthy volunteers and patients with immune-inflammatory diseases and are on our way to advancing our two lead degrader programs in oncology into the clinic, while expanding our pipeline of novel protein degraders and continuing to broaden our platform and organizational capabilities.”

Program Updates and Milestones

Kymera is discovering and developing novel small molecule therapeutics designed to selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system, with an initial focus on immune-inflammatory diseases and oncology.

IRAK4 Degrader Program

IRAK4 is a key protein involved in inflammation mediated by the activation of toll-like receptors (TLRs) and IL-1 receptors (IL-1Rs). Aberrant activation of these pathways is the underlying cause of multiple immune-inflammatory conditions. KT-474, a potential first-in-class, orally bioavailable IRAK4 degrader, is being developed for the treatment of TLR/IL-1R-driven immune-inflammatory diseases with high unmet medical need, such as atopic dermatitis, hidradenitis suppurativa, rheumatoid arthritis, and potentially others. KT-474 is designed to block TLR/IL-1R-mediated inflammation more broadly compared to monoclonal antibodies targeting single cytokines, and to enable pathway inhibition that is superior to IRAK4 kinase inhibitors by abolishing both the kinase and scaffolding functions of IRAK4.

Recent Updates:

•

In February 2021, Kymera initiated dosing of healthy volunteers in a first-in-human Phase 1 single and multiple ascending dose trial designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of orally administered KT-474 in adult healthy volunteers and patients with atopic dermatitis or hidradenitis suppurativa.

•

In May 2021, Kymera presented new data evaluating levels of IRAK4 and inflammatory biomarkers in patients with hidradenitis suppurativa from its non-interventional study of patients with hidradenitis suppurativa or atopic dermatitis. The data demonstrated that IRAK4 protein levels were overexpressed in hidradenitis suppurativa skin compared to the skin of healthy subjects, and that transcripts for multiple mediators of inflammation were upregulated in hidradenitis suppurativa skin lesions, correlating with IRAK4 protein overexpression as measured by mass spectrometry or immunofluorescence. KT-474 inhibited TLR-stimulated upregulation of hidradenitis suppurativa-overexpressed inflammatory genes in monocytes from healthy subjects. These data provide further evidence for the central role of IRAK4 in the pleiotropic inflammation in hidradenitis suppurativa and support the rationale for targeting IRAK4 with the IRAK4 degrader KT-474. The data were presented in a late-breaking poster session at the Society for Investigative Dermatology 2021 Annual Meeting.

•

A late-breaking abstract featuring new preclinical data demonstrating KT-474’s superiority to small molecule IRAK4 kinase inhibitors across immune-inflammatory preclinical models, titled “IRAK4 degradation abrogates cytokine release and improves disease endpoints in murine models of IL-33/36- as well as Th17-driven inflammation,” was recently accepted for presentation at the at the American Association of Immunologists’ Virtual IMMUNOLOGY2021™, taking place May 10-15, 2021.

Expected Milestones:

•	Presentation of KT-474 preclinical data at the American Association of Immunologists’ Virtual IMMUNOLOGY2021™ annual meeting (May 2021)
•

Initiation of enrollment in multiple ascending dose portion of Phase 1 trial of KT-474 pending FDA clearance, including healthy volunteers and a subsequent cohort of patients with atopic dermatitis or hidradenitis suppurativa (2H21)

•	Establish Phase 1 proof-of-biology in healthy volunteers (4Q21)

IRAKIMiD Degrader Program

IRAKIMiDs are novel heterobifunctional degraders designed to degrade both IRAK4 and IMiD substrates, including Ikaros and Aiolos, with a single small molecule. IRAKIMiDs synergistically target both the MYD88-NFkB and IRF4-Type 1 interferon pathways to enhance and broaden anti-tumor activity in multiple contexts, such as MYD88-mutant diffuse large B-cell lymphoma (DLBCL). KT-413 is being developed initially for the treatment of relapsed/refractory MYD88-mutant DLBCL, with the potential to expand into other MYD88-mutant indications and IL-1R/NFkB-driven malignancies. In preclinical studies, KT-413 has demonstrated a potential first-in-class profile as a targeted therapy for MYD88-mutant DLBCL, including strong single-agent antitumor activity against MYD88-mutant lymphomas in vitro and in mouse xenograft models derived from lymphoma cell lines and patient tumors, which has led to rapid, complete, and sustained tumor regressions. Kymera plans to submit an Investigational New Drug Application (IND) to the FDA and, if cleared, initiate a Phase 1 clinical trial in relapsed/refractory B cell lymphomas, including MYD88-mutant DLBCL, in the second half of 2021.

Recent Updates:

•

In April 2021, Kymera presented new preclinical data showing how the dual targeting of IRAK4 and IMiD substrates by KT-413 synergizes to impact signaling and cell killing in MYD88-mutant DLBCL in a manner that is distinct from IMiDs or selective IRAK4 targeting alone. The data were presented in a late-breaking poster session at the American Association of Cancer Research (AACR) Annual Meeting 2021.

Expected Milestones:

•	Submission of KT-413 IND application, and if cleared, initiation of Phase 1 clinical trial in relapsed/refractory B cell lymphomas, including MYD88-mutant DLBCL (2H21)
•	Presentation of additional KT-413 preclinical data and potential indication expansion strategies (2H21)
•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

STAT3 Degrader Program

Kymera is developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune diseases and fibrosis. STAT3 is a transcription factor activated through a variety of different cytokine and growth factor receptors via Janus kinases (JAKs), as well as through oncogenic fusion proteins and mutations in STAT3 itself. Long considered an undruggable target, STAT3 hyperactivation is prominent in numerous liquid and solid tumors, including clinically aggressive lymphomas. Kymera’s potent and selective STAT3 degraders have demonstrated strong anti-tumor effects in mouse xenograft and syngeneic models of liquid and solid tumors.

Recent Updates:

•

In February 2021, Kymera nominated KT-333 as a STAT3 development candidate for liquid and solid tumor indications and the Company has initiated IND-enabling activities. KT-333 has demonstrated high potency and selectivity in both in vitro and in vivo preclinical models, including significant and sustained anti-tumor activity in several preclinical models of liquid and solid tumors.

Expected Milestones:

•	Presentation of additional preclinical data in liquid and solid tumors (2H21)
•	Submission of KT-333 IND application, and if cleared, initiation of Phase 1 clinical trial in relapsed/refractory liquid and solid tumors (4Q21)
•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

Platform and Discovery Programs

Kymera is also actively advancing a broad pipeline of preclinical programs across a wide variety of diseases, both internally and in collaboration with existing partners Vertex Pharmaceuticals and Sanofi. The internal programs continue to be focused on undrugged or inadequately drugged nodes within highly validated pathways in immune-inflammatory and oncology indications. Kymera is also developing a new generation of tissue-selective or -restrictive degrader medicines with the goal of drugging an entirely new set of protein targets.

Expected Milestones:

•

Presentation on Kymera’s Pegasus™ platform with updates on the identification of a tissue-selective E3 ligase demonstrating degradation across multiple cancer and immune cell types, by Chris De Savi, PhD, Vice President, Head of Drug Discovery at Kymera, at the inaugural Ligase Targeting Drug Development Summit taking place on May 25 - 27, 2021

•	Continue pipeline expansion by advancing discovery programs toward IND-enabling studies

Corporate Updates

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In March 2021, the Company appointed Elena Ridloff, CFA to its Board of Directors and as Chair of the Audit Committee. Ms. Ridloff joins Kymera’s Board with two decades of biopharmaceutical industry experience, including senior leadership positions at commercial-stage companies and as an institutional investor.

•

In April 2021, the Boston Business Journal named Kymera Therapeutics to its 2021 Best Places to Work, an exclusive ranking of the Massachusetts companies that have built outstanding work environments for their people.

•

In May 2021, Kymera appointed Juliet Williams, PhD, as Senior Vice President, Head of Biology. Dr. Williams joins Kymera with 20 years of drug development experience, including service at Novartis, Sanofi, Millennium, and Curis.

•	Kymera plans to host its inaugural R&D Day in 2H21 to unveil its next pathway/programs approaching clinical development, as well as to outline the Company’s vision and goals for the next five years.

First Quarter 2021 Financial Results

Collaboration Revenues: Collaboration revenues were $18.7 million for the first quarter of 2021, compared to $3.4 million for the same period of 2020. Collaboration revenues include revenue from our Sanofi and Vertex collaborations.

Research and Development Expenses: Research and development expenses were $26.0 million for the first quarter of 2021, compared to $12.1 million for the same period of 2020. This increase was primarily due to expenses related to IND-enabling studies and clinical activities for our IRAK4 and IRAKIMiD programs, lead optimization activities for our STAT3 program, investments in our platform and exploratory programs, the Vertex collaboration, as well as an increase in occupancy and related costs due to continued growth in the research and development organization.

General and Administrative Expenses: General and administrative expenses were $5.9 million for the first quarter of 2021, compared to $2.6 million for the same period of 2020. This increase was primarily due to increases in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company.

Net Loss: Net loss was $13.1 million for the first quarter of 2021, compared to a net loss of $10.9 million for the same period of 2020.

Cash and Cash Equivalents: As of March 31, 2021, Kymera had approximately $435.2 million in cash, cash equivalents, and investments. Kymera expects that its cash, cash equivalents, and investments as of December 31, 2020, excluding any future potential milestones from collaborations, will enable the Company to fund its operational plans into 2025 while the Company continues to identify opportunities to accelerate growth and expand its pipeline, technologies, and clinical indications.

About Kymera Therapeutics
Kymera Therapeutics (Nasdaq: KMYR) is a clinical-stage biopharmaceutical company founded with the mission to discover, develop, and commercialize transformative therapies while leading the evolution of targeted protein degradation, a transformative new approach to address previously intractable disease targets. Kymera’s Pegasus™ platform enables the discovery of novel small molecule degraders designed to harness the body’s natural protein recycling machinery to degrade disease-causing proteins, with a focus on undrugged nodes in validated pathways currently inaccessible with conventional therapeutics. Kymera’s initial programs are IRAK4, IRAKIMiD, and STAT3, which each address high impact targets within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. Kymera’s goal is to be a fully integrated biopharmaceutical company at the forefront of this new class of protein degrader medicines, with a pipeline of novel degrader medicines targeting disease-causing proteins that were previously intractable.

Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” biotechnology company by FierceBiotech and has been recognized by the Boston Business Journal as one of Boston’s “Best Places to Work.” For more information about our people, science, and pipeline, please visit www.kymeratx.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the IRAK4, IRAKIMiD and STAT3 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics' product candidates, including the therapeutic potential and clinical benefits thereof. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities, including the resolution of the current partial clinical hold for KT-474; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Annual Report on Form 10-Q for the period ended March 31, 2021, expected to be filed on or about May 6, 2021, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investors:

Paul Cox

VP, Investor Relations and Communications

pcox@kymeratx.com

917-754-0207

Media:

Lissette L. Steele

Verge Scientific Communications for Kymera Therapeutics

lsteele@vergescientific.com

202-930-4762

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$435,176	$458,733
Property and equipment, net	10,752	10,841
Other assets	18,624	17,601
Total assets	$464,552	$487,175
Liabilities and Stockholders’ Equity
Deferred revenue	$152,566	$170,390
Other liabilities	36,739	32,897
Total liabilities	189,305	203,287
Total stockholders’ equity	275,247	283,888
Total liabilities and stockholders’ equity	$464,552	$487,175

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Collaboration Revenue—from related parties	$18,702	3,428

Operating expenses:
Research and development	$25,962	$12,116
General and administrative	5,909	2,559
Total operating expenses	31,871	14,675
Loss from operations	(13,169)	(11,247)
Other income (expense):
Interest Income	118	349
Interest Expense	(24)	(34)
Total other income:	94	315
Net loss	$(13,075)	$(10,932)
Deemed dividend from exchange of convertible preferred stock	—	(9,050)
Net loss attributable to common stockholders	$(13,075)	$(19,982)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(10.23)
Weighted average common stocks outstanding, basic and diluted	44,649,572	1,952,667